Exhibit 10.1

REFINANCING AMENDMENT NO. 3 (this “Third Amendment”) dated as of February 26, 2014, to the Credit and Guaranty Agreement dated as of August 1, 2012 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, including by Refinancing Amendment No. 2 dated as of August 2, 2013 and Refinancing Amendment No. 1 dated as of March 20, 2013, the “Credit Agreement”), among HOLOGIC, INC., a Delaware corporation (the “Borrower”); CERTAIN SUBSIDIARIES OF THE BORROWER, as Guarantors; the LENDERS from time to time party thereto (the “Lenders”) and GOLDMAN SACHS BANK USA (“GS Bank”), as administrative agent (in such capacity, the “Administrative Agent”).

WHEREAS, each Person that agrees to make Refinancing Tranche B Term Loans (as defined below) (collectively, the “Refinancing Term Lenders”) will make Refinancing Tranche B Term Loans to the Borrower on the Third Amendment Effective Date (as defined below) (the “Refinancing Tranche B Term Loans”) in an amount equal to its Refinancing Term Commitment (defined below);

WHEREAS, the Borrower has requested an amendment to the Credit Agreement that would effect the modifications to the Credit Agreement set forth herein, and each Lender party hereto consents to this Third Amendment;

WHEREAS, GS Bank, JPMS, CGMI and MLPFS have been appointed as the Lead Arrangers (as defined below) with respect to this Third Amendment; and

WHEREAS, this Third Amendment includes amendments of the Credit Agreement that are subject to the approval of the Required Lenders, and that, in each case, will become effective on the Third Amendment Effective Date on the terms and subject to the conditions set forth herein;

Accordingly, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Credit Agreement as amended hereby (the “Amended Credit Agreement”).

SECTION 2. Refinancing Transactions.

(a) Subject to the terms and conditions set forth herein, each Refinancing Term Lender severally agrees to make a Term Loan to the Borrower on the Third Amendment Effective Date in a principal amount equal to its Refinancing Term Commitment, which amount shall be made available to the Administrative Agent in immediately available funds in accordance with the Credit Agreement. The “Refinancing Term Commitment” of any Refinancing Term Lender will be the amount set forth opposite such Refinancing Term Lender’s name on Schedule 1 hereto (or, if applicable, the amount of Existing Tranche B Term Loans agreed by such Lender and the Administrative Agent to be replaced in connection with the Refinancing). On the Third Amendment Effective Date, the Refinancing Tranche B Term Loans shall replace or refinance in full the Tranche B Term Loans outstanding on the Third Amendment Effective Date (immediately prior to the refinancing contemplated by this Third Amendment (the “Refinancing”)) (the “Existing Tranche B Term Loans”). Each Lender party hereto and the Administrative Agent hereby acknowledge that (i) the Borrower hereby provides notice under Section 2.26(a) of the Credit Agreement of its request for Refinancing Tranche B Term Loans to refinance or replace in full the Existing Tranche B Term Loans and (ii) all notice requirements set forth in Section 2.26(a) of the Credit Agreement with respect to the Refinancing have been satisfied. For the avoidance of doubt, there shall be no amount payable under Section 2.13(c) of the Credit Agreement in connection with the Refinancing or the Prepayment.

(b) On and after the Third Amendment Effective Date, each reference in the Credit Documents to “Tranche B Term Loans” shall be deemed to be a reference to and include the Refinancing Tranche B Term Loans made or deemed made (including by replacement) hereunder, each reference to “Term Loans” shall be deemed to include the Refinancing Tranche B Term Loans made or deemed made (including by replacement) hereunder, and each reference to “Lenders” shall be deemed to include the Refinancing Term Lenders. Notwithstanding the foregoing, the provisions of the Credit Agreement with respect to indemnification, confidentiality, reimbursement of costs and expenses, increased costs and break funding payments shall continue in full force and effect with respect to, and for the benefit of, each Term Lender in respect of such Lender’s Existing Tranche B Term Loans.

SECTION 3. Amendments to the Credit Agreement. Each of the parties hereto agrees that, effective on the Third Amendment Effective Date, the Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto.

SECTION 4. Amendments to the Pledge and Security Agreement. Each of the parties hereto agrees that, effective on the Third Amendment Effective Date, the Pledge and Security Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Pledge and Security Agreement attached as Exhibit B hereto.

SECTION 5. Representations and Warranties. To induce the other parties hereto to enter into this Third Amendment, each Credit Party represents and warrants to each other party hereto, on and as of the Third Amendment Effective Date, that the following statements are true and correct:

(a) The execution, delivery and performance of this Third Amendment have been duly authorized by all necessary action on the part of each Credit Party. This Third Amendment has been duly executed and delivered by each Credit Party and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

(b) The representations and warranties of each Credit Party contained in the Credit Documents are, after giving effect to this Third Amendment on such date, true and correct in all material respects on and as of the Third Amendment Effective Date to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof.

(c) As of the Third Amendment Effective Date, after giving effect to this Third Amendment, no event has occurred and is continuing or would result from the consummation of the transactions contemplated hereby that would constitute an Event of Default or a Default.

SECTION 6. Third Amendment Effective Date. This Third Amendment shall become effective as of the first date (the “Third Amendment Effective Date”) on which each of the following conditions shall have been satisfied:

(i) the Administrative Agent shall have received a counterpart signature page of this Third Amendment duly executed by each of the Borrower, each Guarantor, each Refinancing Term Lender and other Lenders (together with the Refinancing Term Lenders) sufficient to constitute, collectively, the Requisite Lenders;

(ii) the Administrative Agent and Lenders and their respective counsel shall have received an original executed copy of the favorable written opinion of Brown Rudnick LLP, counsel for the Credit Parties, dated as of the Third Amendment Effective Date and in form and substance reasonably satisfactory to the Administrative Agent, addressed to the Administrative Agent and the Lenders as of the Third Amendment Effective Date after giving effect to this Third Amendment (and each Credit Party hereby instructs such counsel to deliver such opinion to the Administrative Agent and such Lenders);

(iii) the Administrative Agent shall have received (A) a copy of each Organizational Document of each Credit Party certified, to the extent applicable, as of a recent date by the applicable Governmental Authority, or, if reasonably acceptable to the Administrative Agent, a certification by an Authorized Officer that the applicable Organizational Documents delivered in connection with the Closing Date and/or on First Amendment Effective Date and/or the Second Amendment Effective Date, as applicable, remain in full force and effect and have not been amended, modified, revoked or rescinded since the Second Amendment Effective Date, (B) signature and incumbency certificates of the officers or directors of each Credit Party executing this Third Amendment, substantially in the form of the closing certificates delivered on the Closing Date, (C) resolutions of the Board of Directors or similar governing body of each Credit Party approving and, to the extent required in any jurisdiction, resolutions of the meeting of shareholders of a Credit Party, in each case authorizing the execution, delivery and performance of this Third Amendment, certified as of the Third Amendment Effective Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment and (D) a good standing certificate (to the extent such concept is applicable in the relevant jurisdiction) from the applicable Governmental Authority of each Credit Party’s jurisdiction of incorporation, organization or formation;

(iv) the representations and warranties of the Credit Parties set forth in Section 5 hereof shall be true and correct in all material respects as of the Third Amendment Effective Date (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date), and the Administrative Agent shall have received a certificate, dated as of the Third Amendment Effective Date of the Borrower, confirming the accuracy thereof, which shall be in form and substance reasonably satisfactory to Administrative Agent;

(v) the Borrower shall have paid all fees and other amounts due and payable to GS Bank, J.P. Morgan Securities LLC (“JPMS”), Citigroup Global Markets Inc. (“CGMI”), Merrill Lynch Pierce Fenner & Smith Incorporated (“MLPFS”) as joint lead arrangers, bookrunners and co-syndication agent (in such capacities, the “Lead Arrangers”) and the Administrative Agent in connection with this Third Amendment, including reimbursement or payment of reasonable costs and expenses actually incurred by the Lead Arrangers or the Administrative Agent in connection with this Third Amendment, including the reasonable fees, expenses and disbursements of counsel for the Lead Arrangers and the Administrative Agent, in each case, to the extent that Borrower has received a reasonably detailed invoice for such costs and expenses prior to the Third Amendment Effective Date;

(vi) concurrently with the making of the Refinancing Tranche B Term Loans, (a) the entire aggregate principal amount of the Existing Tranche B Term Loans and (b) all accrued interest, fees and other amounts (including any amounts due pursuant to Section 2.18 of the Credit Agreement) accrued prior to the Third Amendment Effective Date in connection therewith shall have been paid (or, in the case of principal, deemed paid pursuant to this Third Amendment) in full and all Interest Periods in respect of thereof shall have been terminated;

(vii) the Borrower shall have delivered a Funding Notice with respect to the Refinancing Tranche B Term Loans, and a notice of prepayment with respect to the Existing Tranche B Term Loans, in each case, in accordance with the Credit Agreement; and

(viii) the Administrative Agent shall have received a payment in the amount of $25,000,000 to effect the voluntary prepayment of the Refinancing Tranche B Term Loans in accordance with Section 2.13 of the Credit Agreement immediately after giving effect to the Refinancing (the “Prepayment”). The Administrative Agent hereby acknowledges that (i) the Borrower hereby provides notice under Section 2.13 of the Credit Agreement of such Prepayment as of the Third Amendment Effective Date and (ii) all notice requirements set forth in Section 2.13 of the Credit Agreement with respect to such Prepayment have been satisfied (it being understood and agreed that the Prepayment shall be made with internally generated cash of the Borrower and not the proceeds of the incurrence of Indebtedness).

(b) Subject to Section 9.05(b) of the Credit Agreement, the Third Amendment Effective Date shall not occur if any of the conditions set forth or referred to in this Section 6 has not been satisfied or waived in accordance with Section 10.05 of the Credit Agreement at or prior to 5:00 p.m., New York City time, on February 26, 2014 (it being understood that any such failure of the Third Amendment Effective Date to occur by such date will not affect any rights or obligations of any Person under the existing Credit Agreement). The Administrative Agent shall promptly notify the Borrower and the Lenders of the Third Amendment Effective Date.

SECTION 7. Effect of Amendment.

(a) Except as expressly set forth herein, this Third Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or Agents under the existing Credit Agreement or any other Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the existing Credit Agreement or any other provision of the existing Credit Agreement or of any other Credit Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Except as expressly set forth herein, nothing herein shall be deemed a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document in similar or different circumstances.

(b) From and after the Third Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Credit Document shall be deemed a reference to the Credit Agreement as amended hereby. From and after the Third Amendment Effective Date, each reference in the Credit Documents to the “Pledge and Security Agreement” shall be deemed a reference to the Pledge and Security Agreement as amended hereby. This Third Amendment shall constitute a “Credit Document” for all purposes of the Credit Agreement and the other Credit Documents.

SECTION 8. Reaffirmation. Notwithstanding the effectiveness of this Third Amendment and the transactions contemplated hereby, (i) each Credit Party acknowledges and agrees that, (A) each Credit Document to which it is a party is hereby confirmed and ratified and shall remain in full force and effect according to its respective terms (in the case of the Credit Agreement and the Pledge and Security Agreement, in each case, as amended hereby) and (B)

the Collateral Documents do, and all of the Collateral does, and in each case shall continue to, secure the payment of all Secured Obligations (as defined in the Pledge and Security Agreement, as amended hereby) on the terms and conditions set forth in the Collateral Documents, and hereby ratifies the security interests granted by it pursuant to the Collateral Documents and (ii) each Guarantor hereby confirms and ratifies its continuing unconditional obligations as Guarantor under the Guaranty with respect to all of the Guaranteed Obligations.

SECTION 9. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

SECTION 10. Costs and Expenses. The Borrower agrees to reimburse the Administrative Agent for its actual and reasonable costs and expenses in connection with this Third Amendment to the extent required pursuant to Section 10.02 of the Credit Agreement.

SECTION 11. Counterparts; Effectiveness. This Third Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or other electronic imaging means of an executed counterpart of a signature page to this Third Amendment shall be effective as delivery of an original executed counterpart of this Third Amendment.

SECTION 12. Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

SECTION 13. Mortgage Amendments. Notwithstanding anything to the contrary in the Credit Documents, the Borrower and each applicable Guarantor shall deliver to the Administrative Agent within 45 days after the Third Amendment Effective Date, or such longer time as may be agreed by the Administrative Agent, an amendment to each Mortgage giving effect to this Third Amendment, in proper form for recording in all appropriate places in all applicable jurisdictions, together with such title reports and other documents relating to the Mortgages (excluding Title Policy endorsements) as are reasonably requested by the Administrative Agent.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

HOLOGIC, INC., as Borrower

By:	/s/ Glenn P. Muir
Name: Glenn P. Muir
Title: Executive Vice President, Finance and Administration, Chief Financial Officer and Assistant Treasurer and Assistant Secretary

BIOLUCENT, LLC, as Guarantor

By:	Hologic, Inc.,
Its Sole Member and Manager

By:	/s/ Glenn P. Muir
Name: Glenn P. Muir Title: Executive Vice President, Finance and Administration, Chief Financial Officer and Assistant Treasurer and Assistant Secretary

CRUISER, INC., as Guarantor

By:	/s/ Glenn P. Muir
Name: Glenn P. Muir Title: Executive Vice President, Treasurer and Assistant Secretary

[Signature Page to Third Amendment]

CYTYC CORPORATION, as Guarantor

By:	/s/ Glenn P. Muir
Name: Glenn P. Muir Title: Executive Vice President, Treasurer and Assistant Secretary

[Signature Page to Third Amendment]

CYTYC DEVELOPMENT COMPANY LLC, as Guarantor

By:	/s/ Glenn P. Muir
Name: Glenn P. Muir Title: Executive Vice President, Treasurer and Assistant Secretary

CYTYC INTERIM, INC., as Guarantor

By:	/s/ Glenn P. Muir
Name: Glenn P. Muir Title: Executive Vice President, Treasurer and Assistant Secretary

CYTYC INTERNATIONAL, INC., as Guarantor

By:	/s/ Glenn P. Muir
Name: Glenn P. Muir Title: Executive Vice President, Treasurer and Assistant Secretary

CYTYC LIMITED LIABILITY COMPANY, as Guarantor

By:	Cytyc Corporation,
Its Sole Member

By:	/s/ Glenn P. Muir
Name: Glenn P. Muir Title: Executive Vice President, Treasurer and Assistant Secretary

[Signature Page to Third Amendment]

CYTYC PRENATAL PRODUCTS CORP., as Guarantor

By:	/s/ Glenn P. Muir
Name: Glenn P. Muir Title: Executive Vice President, Treasurer and Assistant Secretary

[Signature Page to Third Amendment]

CYTYC SURGICAL PRODUCTS II, LIMITED PARTNERSHIP, as Guarantor

By:	Cytyc Corporation,
Its General Partner

By:	/s/ Glenn P. Muir
Name: Glenn P. Muir Title: Executive Vice President, Treasurer and Assistant Secretary

CYTYC SURGICAL PRODUCTS III, LLC, as Guarantor

By:	Cytyc Corporation,
Its sole Manager

By:	/s/ Glenn P. Muir
Name: Glenn P. Muir Title: Executive Vice President, Treasurer and Assistant Secretary

CYTYC SURGICAL PRODUCTS, LIMITED PARTNERSHIP, as Guarantor

By:	Cytyc Corporation,
Its General Partner

By:	/s/ Glenn P. Muir
Name: Glenn P. Muir Title: Executive Vice President, Treasurer and Assistant Secretary

[Signature Page to Third Amendment]

DIRECT RADIOGRAPHY CORP., as Guarantor

By:	/s/ Glenn P. Muir
Name: Glenn P. Muir Title: Executive Vice President, Treasurer and Assistant Secretary

HOLOGIC LIMITED PARTNERSHIP, as Guarantor

By:	Cytyc Corporation,
Its General Partner

By:	/s/ Glenn P. Muir
Name: Glenn P. Muir Title: Executive Vice President, Treasurer and Assistant Secretary

[Signature Page to Third Amendment]

INTERLACE MEDICAL, INC., as Guarantor

By:	/s/ Glenn P. Muir
Name: Glenn P. Muir Title: Executive Vice President, Treasurer and Assistant Secretary

SENTINELLE MEDICAL USA INC., as Guarantor

By:	/s/ Glenn P. Muir
Name: Glenn P. Muir Title: Executive Vice President, Treasurer and Assistant Secretary

SUROS SURGICAL SYSTEMS, INC., as Guarantor

By:	/s/ Glenn P. Muir
Name: Glenn P. Muir Title: Executive Vice President, Treasurer and Assistant Secretary

SST MERGER CORP., as Guarantor

By:	/s/ Glenn P. Muir
Name: Glenn P. Muir Title: Executive Vice President, Treasurer and Assistant Secretary

THIRD WAVE AGBIO, INC., as Guarantor

By:	/s/ Glenn P. Muir
Name: Glenn P. Muir Title: Executive Vice President, Treasurer and Assistant Secretary

[Signature Page to Third Amendment]

THIRD WAVE TECHNOLOGIES, INC., as Guarantor

By:	/s/ Glenn P. Muir
Name: Glenn P. Muir Title: Executive Vice President, Treasurer and Assistant Secretary

GEN-PROBE SALES & SERVICE, INC., as Guarantor

By:	/s/ Glenn P. Muir
Name: Glenn P. Muir Title: Executive Vice President, Treasurer and Assistant Secretary

GEN-PROBE INTERNATIONAL, INC., as Guarantor

By:	/s/ Glenn P. Muir
Name: Glenn P. Muir Title: Executive Vice President, Treasurer and Assistant Secretary

GEN-PROBE PRODESSE, INC., as Guarantor

By:	/s/ Glenn P. Muir
Name: Glenn P. Muir Title: Executive Vice President, Treasurer and Assistant Secretary

GEN-PROBE INCORPORATED, as Guarantor

By:	/s/ Glenn P. Muir
Name: Glenn P. Muir Title: Executive Vice President, Treasurer and Assistant Secretary

[Signature Page to Third Amendment]

GOLDMAN SACHS BANK USA as Administrative Agent and the Refinancing Term Lender

By:	/s/ Gabriel Jacobsen
Name: Gabriel Jacobsen
Title: Authorized Signatory

[Signature Page to Third Amendment]

Exhibit A

Association Interest Settlement Rate (or the successor thereto if the British Bankers Association is no longer making a LIBOR rate available) for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England, time) on such Interest Rate Determination Date or (c) in the event the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum equal to the offered quotation rate to first class banks in the London interbank market by JPMorgan Chase Bank N.A. for deposits (for delivery on the first day of the relevant period) in Dollars of amounts in same day funds comparable to the principal amount of the applicable Loan of the Administrative Agent, in its capacity as a Lender, for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to such period as of approximately 11:00 a.m. (London, England, time) on such Interest Rate Determination Date by (ii) an amount equal to (a) one minus (b) the Applicable Reserve Requirement; provided that with respect to the Tranche B Term Loans, the Adjusted Eurodollar Rate shall not be less than ~~1.00~~0.75% per annum.

“Administrative Agent” as defined in the preamble hereto.

“Adverse Proceeding” means any action, suit, proceeding, hearing (in each case, whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of the Borrower or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the knowledge of any Authorized Officer of the Borrower or any of its Subsidiaries, threatened against or affecting the Borrower or any of its Subsidiaries or any property of the Borrower or any of its Subsidiaries.

“Affected Lender” as defined in Section 2.18(b).

“Affected Loans” as defined in Section 2.18(b).

“Auction Manager” means the Administrative Agent.

“Auction Procedures” means the Modified Dutch Auction Procedures set forth on Exhibit K.

“Authorized Officer” means, as applied to any Person, any individual holding the position of chief executive officer, or president, and such Person’s chief financial officer, chief accounting officer, corporate controller or treasurer (or, in each such case, the equivalent position however titled).

“Available ECF Amount” means, on any date, an amount determined on a cumulative basis equal to Consolidated Excess Cash Flow for each Fiscal Year of the Borrower commencing with the Fiscal Year ending in 2013 to the extent Not Otherwise Applied.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Base Indenture” means that certain Indenture dated as of December 10, 2007 by and between Wilmington Trust Company, as trustee, and the Borrower.

“Base Rate” means, for any day, a rate per annum equal to the greatest of (i) the Prime Rate in effect on such day, (ii) the Federal Funds Effective Rate in effect on such day plus  1⁄2 of 1% and (iii) the sum of (a) the Adjusted Eurodollar Rate (after giving effect to any Adjusted Eurodollar Rate “floor”) that would be applicable on such day for a Eurodollar Rate Loan with a one-month Interest Period (assuming such date was the Interest Rate Determination Date with respect to such Interest Period) plus (b) 1.00%; provided that with respect to the Tranche B Term Loans, the Base Rate shall not be less than ~~2.00~~1.75% per annum. Any change in the Base Rate due to a change in the Prime Rate, Adjusted Eurodollar Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate, Adjusted Eurodollar Rate or the Federal Funds Effective Rate, respectively.

“Base Rate Loan” means a Loan bearing interest at a rate determined by reference to the Base Rate.

“Beneficiary” means each Agent, the Issuing Bank, each Lender and each Lender Counterparty.

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States, or any successor thereto.

transnational laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby (including the Lenders’ agreement to make Credit Extensions, the syndication of the credit facilities provided for herein or the use or intended use of the proceeds thereof, any amendments, waivers or consents with respect to any provision of this Agreement or any of the other Credit Documents, or any enforcement of any of the Credit Documents (including any sale of, collection from or other realization upon any of the Collateral or the enforcement of the Guaranty)); (ii) the Commitment Letter (and any related fee or engagement letter delivered by any Agent or any Lender to the Borrower with respect to the transactions contemplated by this Agreement); or (iii) any Environmental Claim, Environmental Law, Hazardous Material or any Hazardous Materials Activity relating to or arising from, directly or indirectly, the Borrower, any of its Subsidiaries or any of their respective predecessors or any past or present activity, operation, property or practice of the Borrower, any of its Subsidiaries or any of their respective predecessors.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Credit Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” as defined in Section 10.03.

“Initial Refinanced Tranche B Term Loans” means all Tranche B Term Loans outstanding on the Third Amendment Effective Date immediately prior to the Refinancing (under and as defined in the Third Amendment).

“Initial Tranche A Term Loans” means all Tranche A Term Loans outstanding on the First Amendment Effective Date immediately prior to the effectiveness of the First Amendment.

“Initial Tranche B Term Loans” means all Tranche B Term Loans outstanding on the Second Amendment Effective Date immediately prior to the Refinancing (under and as defined in the Second Amendment).

“Installment” means a Tranche A Installment, a Tranche B Installment or a scheduled repayment of principal of New Term Loans, if any, pursuant to the proviso to Section 2.12(b), as the case may be.

(c) corresponding instruments in countries other than the United States customarily utilized for high-quality investments and, in each case, with maturities not exceeding two (2) years from the date of acquisition; and

(d) securities that have a Moody’s rating of Baa3 or better and an S&P rating of BBB- or better and, in each case, with maturities not exceeding one (1) year from the date of acquisition.

“Issuer Documents” means, with respect to any Letter of Credit, the Letter of Credit Application and any other document, agreement and instrument entered into by the Issuing Bank and the Borrower (or any Subsidiary) or in favor of the Issuing Bank and relating to such Letter of Credit.

“Issuing Bank” means (a) JPMorgan Chase Bank N.A., in its capacity as issuer of Letters of Credit hereunder and (b) any other Lender that may become an Issuing Bank pursuant to Section 2.04(h), with respect to Letters of Credit issued by such Lender.

“Joinder Agreement” means an agreement substantially in the form of Exhibit J.

“JPMS” as defined in the preamble hereto.

“Junior Financing” means any unsecured indebtedness issued pursuant to and in accordance with Section 6.01(k), the Convertible Notes, the Senior Notes, Permitted Second Priority Refinancing Debt, Permitted Unsecured Refinancing Debt and any Permitted Incremental Equivalent Debt (other than Indebtedness secured as contemplated by clause (i)(A) of the proviso to the definition thereof).

“KV” means KV Pharmaceutical Company.

“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, including the latest maturity or expiration date of any New Revolving Loan Commitments, New Term Loan Commitments, New Revolving Loans or New Term Loans, in each case as extended in accordance with this Agreement from time to time.

“Lead Arrangers” as defined in the preamble hereto.

“Lender” means each financial institution listed on the signature pages hereto, to the First Amendment ~~or~~, to the Second Amendment or to the Third Amendment as a Lender and any other Person that becomes a party hereto pursuant to an Assignment Agreement or a Joinder Agreement. For the avoidance of doubt, the “Swing Line Lender” shall be a “Lender” for purposes of this Agreement.

“Swing Line Loan” means a Loan made by the Swing Line Lender to the Borrower pursuant to Section 2.03.

“Swing Line Note” means a promissory note in the form of Exhibit B-4, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Swing Line Sublimit” means the lesser of (i) $20,000,000 and (ii) the aggregate unused amount of Revolving Commitments then in effect.

“TARGET Day” means any day on which the Trans-European Automated Realtime Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euros.

“Tax” means any present or future tax, levy, impost, duty, assessment, fee, deduction or withholding (including backup withholding) or other charge imposed by any Governmental Authority, as well as any interest, addition to tax, or penalty applicable thereto.

“Term Loan” means a Tranche A Term Loan, a Tranche B Term Loan or a New Term Loan, as applicable.

“Term Loan Commitment” means the Tranche A Term Loan Commitment, the Tranche B Term Loan Commitment or the New Term Loan Commitment, as the case may be, of a Lender, and “Term Loan Commitments” means such commitments of all Lenders.

“Term Loan Maturity Date” means the Tranche A Term Loan Maturity Date, the Tranche B Term Loan Maturity Date or the New Term Loan Maturity Date of any Series of New Term Loans, as applicable.

“Terminated Lender” as defined in Section 2.23.

“Test Period” as defined in Section 1.05(b).

“Third Amendment” means Refianncing Amendment No. 3 to this Agreement dated as of February 26, 2014.

“Third Amendment Effective Date” means the “Third Amendment Effective Date” as defined in the Third Amendment.

“Title Policy” as defined in Section 3.01(h)(iii).

“Total Assets” means the total amount of all assets of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP as

“Tranche A Term Loan Note” means a promissory note in the form of Exhibit B-1, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Tranche B Installment” as defined in Section 2.12(b).

“Tranche B Term Loan” means a Tranche B Term Loan made by a Lender to the Borrower pursuant to Section 2.01(a)(ii).

“Tranche B Term Loan Commitment” means the commitment of a Lender to make or otherwise fund a Tranche B Term Loan, and “Tranche B Term Loan Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Tranche B Term Loan Commitment, if any, as of the ~~Second~~Third Amendment Effective Date is set forth under the caption “Refinancing Term Commitment” on Schedule 1 to the ~~Second~~Third Amendment or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Tranche B Term Loan Commitments as of the ~~Second~~Third Amendment Effective Date is equal to the aggregate principal amount of the Initial Refinanced Tranche B Term Loans outstanding immediately prior to the Refinancing (as defined in the ~~Second~~Third Amendment) occurring on the ~~Second~~Third Amendment Effective Date.

“Tranche B Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Tranche B Term Loan of such Lender; provided, at any time prior to the making of the Tranche B Term Loans, the Tranche B Term Loan Exposure of any Lender shall be equal to such Lender’s Tranche B Term Loan Commitment.

“Tranche B Term Loan Maturity Date” means the earlier of (i) August 1, 2019 and (ii) the date that all Tranche B Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

“Tranche B Term Loan Note” means a promissory note in the form of Exhibit B-2, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Transaction Costs” means the fees, commissions, costs and expenses payable by the Borrower or any of the Borrower’s Subsidiaries on or before the Closing Date in connection with the transactions contemplated by the Credit Documents and the Related Agreements.

“Type of Loan” means (i) with respect to either Term Loans or Revolving Loans, a Base Rate Loan or a Eurodollar Rate Loan, and (ii) with respect to Swing Line Loans, a Base Rate Loan.

Loan to the Borrower in Dollars in an amount equal to such Lender’s Tranche A Term Loan Commitment; and (ii) subject to the terms and conditions of the ~~Second~~Third Amendment, each Refinancing Term Lender (as defined therein) severally agrees to make, on the ~~Second~~Third Amendment Effective Date, a Tranche B Term Loan to the Borrower in Dollars in an amount equal to such Lender’s Tranche B Term Loan Commitment.

The Borrower may make (x) only one borrowing under the Tranche B Term Loan Commitments which shall be on the ~~Second~~Third Amendment Effective Date and (y) only one borrowing under the Tranche A Term Loan Commitments which shall be on the First Amendment Effective Date. Any amounts borrowed under this Section 2.01(a) with respect to the Tranche A Term Loan and the Tranche B Term Loan and subsequently repaid or prepaid may not be reborrowed. Subject to Sections 2.13(a) and 2.14, all amounts owed hereunder with respect to the Tranche A Term Loans and the Tranche B Term Loans shall be paid in full no later than the Tranche A Term Loan Maturity Date and the Tranche B Term Loan Maturity Date, respectively. Each Lender’s (i) Tranche A Term Loan Commitment shall terminate immediately and without further action on the First Amendment Effective Date, and (ii) Tranche B Term Loan Commitment shall terminate immediately and without further action on the ~~Second~~Third Amendment Effective Date, in each case, upon and after giving effect to the funding of such Lender’s Tranche A Term Loan and/or Tranche B Term Loan on such date.

(b) Borrowing Mechanics for Initial Tranche A Term Loan and Initial Tranche B Term Loan.

(i) The Borrower shall deliver to the Administrative Agent a fully executed Funding Notice no later than (x) 10:00 a.m. (New York City time) on a date that is one Business Day prior to the Closing Date with respect to Base Rate Loans and (y) 10:00 a.m. (New York City time) on a date that is three Business Days prior to the Closing Date with respect to Eurodollar Rate Loans (or, in either case, such shorter period as may be acceptable to Administrative Agent). Promptly upon receipt by the Administrative Agent of such Funding Notice, the Administrative Agent shall notify each Lender of the proposed borrowing.

(ii) Each Lender shall make its Initial Tranche A Term Loan and/or Initial Tranche B Term Loan, as the case may be, available to the Administrative Agent not later than 12:00 noon (New York City time) on the Closing Date, by wire transfer of same day funds in Dollars, at the Principal Office designated by the Administrative Agent. Upon satisfaction or waiver of the conditions precedent specified herein, the Administrative Agent shall make the proceeds of the applicable Term the rate payable hereunder for Base Rate Loans for such Class of Loans. Nothing in this Section 2.05(b) shall be deemed to relieve any Lender from its obligation to fulfill its Term Loan Commitments and Revolving Commitment hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder.

Section 2.06. Use of Proceeds. (a) The proceeds of the Initial Tranche A Term Loans and the Initial Tranche B Term Loans shall be applied by the Borrower to fund the Acquisition (including the Refinancing and paying fees, commissions and expenses and other Transaction Costs in connection with the Acquisition and the issuance of the Senior Notes) and may be used to pay Convertible Note Repayment Obligations, purchase or repurchase Convertible Notes pursuant to Section 6.04(c)(y) or fund the Convertible Note Repayment Reserve as permitted hereunder. The proceeds of the Refinancing Term Loans made on the First Amendment Effective Date pursuant to the First Amendment shall be used on the First Amendment Effective Date to prepay in full all Initial Tranche A Term Loans. The proceeds of the Refinancing Term Loans made on the Second Amendment Effective Date pursuant to the Second Amendment shall be used on the Second Amendment Effective Date to prepay in full all Initial Tranche B Term Loans~~.~~outstanding immediately prior to the Refinancing (under and as defined in the Second Amendment). The proceeds of the Refinancing Term Loans made on the Third Amendment Effective Date pursuant to the Third Amendment shall be used on the Third Amendment Effective Date to prepay in full all Initial Refinanced Tranche B Term Loans outstanding immediately prior to the Refinancing (under and as defined in the Third Amendment).

(b) The proceeds of the Revolving Loans, Swing Line Loans and Letters of Credit made or issued on and after the First Amendment Effective Date shall be applied by the Borrower to the working capital and general corporate purposes of the Borrower and its Subsidiaries, including Permitted Acquisitions and permitted capital expenditures, and may be used to pay Convertible Note Repayment Obligations, purchase or repurchase Convertible Notes pursuant to Section 6.04(c)(y) or fund the Convertible Note Repayment Reserve as permitted hereunder.

(c) No portion of the proceeds of any Credit Extension shall be used in any manner that causes or might cause such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors or any other regulation thereof or to violate the Exchange Act.

Section 2.07. Evidence of Debt; Register; Notes. (a) Lenders’ Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of the Borrower to such Lender, including from the date made through repayment (whether by acceleration or otherwise) thereof as follows:

(i) in the case of Revolving Loans and Tranche A Term Loans, as applicable:

(A) if a Base Rate Loan, at the Base Rate plus the Applicable Margin; or

(B) if a Eurodollar Rate Loan, at the Adjusted Eurodollar Rate plus the Applicable Margin; and

(ii) in the case of Swing Line Loans, at the Base Rate plus the Applicable Margin; and

(iii) in the case of Tranche B Term Loans:

(A) from the Closing Date to (but excluding) the Second Amendment Effective Date:

(1) if a Base Rate Loan, at the Base Rate plus 2.50%; or

(2) if a Eurodollar Rate Loan, at the Adjusted Eurodollar Rate plus 3.50%; and

(B) from ~~and after~~ the Second Amendment Effective Date~~,~~ to (but excluding) the Third Amendment Effective Date:

(1) if a Base Rate Loan, at the Base Rate plus 1.75%; or

(2) if a Eurodollar Rate Loan, at the Adjusted Eurodollar Rate plus 2.75%~~.~~

(C) from and after the Third Amendment Effective Date,

(1) if a Base Rate Loan, at the Base Rate plus 1.50%; or

(2) if a Eurodollar Rate Loan, at the Adjusted Eurodollar Rate plus 2.50%.

(b) The basis for determining the rate of interest with respect to any Loan (except a Swing Line Loan which can be made and maintained only as a Base Rate Loan), and the Interest Period with respect to any Eurodollar Rate

Tranche B Term Loans or the incurrence of any Indebtedness having a Weighted Average Yield that is less than the Weighted Average Yield of the Tranche B Term Loans (or portion thereof) so repaid, prepaid, refinanced, replaced or repriced (a “Repricing Transaction”)) occurring on or prior to the ~~six month~~first anniversary of the ~~Second~~Third Amendment Effective Date, such repayment, prepayment, refinancing, replacement or repricing will be made at 101.0% of the principal amount of the Tranche B Term Loans so repaid, prepaid, refinanced, replaced or repriced on or prior to the ~~six month~~first anniversary of the ~~Second~~Third Amendment Effective Date. If all or any portion of the Tranche B Term Loans held by any Lender is repaid, prepaid, refinanced or replaced (including through a mandatory assignment) pursuant to Section 2.23 as a result of, or in connection with, such Lender not agreeing or otherwise consenting to any waiver, consent or amendment referred to in clause (ii) above (or otherwise in connection with a Repricing Transaction), such repayment, prepayment, refinancing or replacement will be made at 101.0% of the principal amount of the Tranche B Term Loans so repaid, prepaid, refinanced or replaced. It is expressly agreed that, notwithstanding anything to the contrary herein, no premium, penalty or call protection under this Section 2.13(c) shall be due in connection with a mandatory prepayment of Loans required pursuant to Section 2.14 hereof other than a mandatory prepayment under Section 2.14(d).

Section 2.14. Mandatory Prepayments/Commitment Reductions. (a) Asset Sales. Subject to Section 2.15(e), no later than the fifth Business Day following the date of receipt by the Borrower or any of its Subsidiaries of any Net Asset Sale Proceeds arising from an Asset Sale, the Borrower shall prepay the Loans as set forth in Section 2.15(b) in an aggregate amount equal to such Net Asset Sale Proceeds; provided so long as no Default or Event of Default shall have occurred and be continuing, the Borrower shall have the option, directly or through one or more of its Subsidiaries, to invest or commit to invest such Net Asset Sale Proceeds within one year of receipt thereof in long-term productive assets of the general type used in the business of the Borrower and its Subsidiaries, including through a Permitted Acquisition; provided that if any amount is so committed to be reinvested within such one-year period, but is not reinvested within the later to occur of (x) six months of the date of such commitment and (y) the end of such one year period, the Borrower shall prepay the Loans in accordance with this Section 2.14(a) without giving further effect to such reinvestment right.

(b) Insurance/Condemnation Proceeds. Subject to Section 2.15(e), no later than the fifth Business Day following the date of receipt by the Borrower or any of its Subsidiaries, or the Administrative Agent as loss payee, of any Net Insurance/Condemnation Proceeds, the Borrower shall prepay the Loans as set forth in Section 2.15(b) in an aggregate amount equal to such Net Insurance/Condemnation Proceeds (in excess of $1,000,000 for any single event giving rise thereto or series of related events giving rise thereto); provided, so and that it has made and shall continue to make its own appraisal of the creditworthiness of the Borrower and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

(b) Each Lender, by delivering (or if delivered in escrow, upon releasing from such escrow) its signature page to this Agreement, an Assignment Agreement, Joinder Agreement or an amendment hereto and funding (i) its Initial Tranche A Term Loan, Initial Tranche B Term Loan and/or Revolving Loans on the Closing Date, (ii) its Tranche A Term Loan or making Revolving Commitments available, as applicable on the First Amendment Effective Date, (iii) its Initial Refinanced Tranche B Term Loan on the Second Amendment Effective Date ~~or~~, (iv) its Tranche B Term Loan on the Third Amendment Effective Date or (v) any New Term Loans or New Revolving Loans, as the case may be, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, the Requisite Lenders or the Lenders, as applicable on the Closing Date, or as of the date of funding of such Tranche A Term Loans, Tranche B Term Loans, Revolving Loans or New Loans.

(c) Each Lender acknowledges that the Borrower may purchase Tranche B Term Loans hereunder from Lenders from time to time, subject to the restrictions set forth in Section 10.06.

Section 9.06. Right to Indemnity. Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by any Credit Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Credit Documents or otherwise in its capacity as such Agent in any way relating to or arising out of this Agreement or the other Credit Documents; provided, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified

Exhibit B

Massachusetts General Laws (“M.G.L.”) chapter 63, § 38B, but only to the extent that the pledge of such capital stock or other Equity Interest would result in such entity ceasing to qualify as a “security corporation” under M.G.L. chapter 63, § 38B; (c) any Excluded Foreign Equity Interests; (d) any “intent-to-use” application for trademark or service mark registration filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. §1051, prior to the filing under Section 1(c) or Section 1(d) of the Lanham Act of a “Statement of Use” or an “Amendment to Allege Use” with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein prior to such filing would impair the validity or enforceability of any registration that issues from such intent-to-use trademark or service mark application under applicable federal law; (e) motor vehicles and other Goods covered by a certificate of title the perfection of a security interest in which is excluded from the Uniform Commercial Code in the relevant jurisdiction; (f) Foreign Intellectual Property; (g) Margin Stock ~~or~~; (h) Equity Interests in any Person (other than wholly owned Subsidiaries of the Borrower) if and to the extent that a security interest (x) is prohibited by or would be in violation of any term, provision or condition of such Person’s organizational or joint venture documents (unless such term, provision or condition would be rendered ineffective with respect to the creation of the security interest hereunder pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity) or (y) would result in a breach, default or other violation of any term, provision or condition of such documents after giving effect to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity; provided, however, that the Collateral shall include (and such security interest shall attach) immediately at such time as the contractual prohibition shall no longer be applicable and to the extent severable, shall attach immediately to any portion of such Equity Interests not subject to the prohibitions specified in this clause 2.02(~~g~~h) or (~~h~~i) any property and/or assets of Grantors (other than (i) Intellectual Property, (ii) Pledged Equity Interests, (iii) intercompany loans and (iv) the Proceeds of any Collateral) located outside of the United States, provided that the aggregate value of such property and assets does not exceed $75,000,000 at any time.

Schedule 1

Refinancing Term Commitment

Refinancing Term Lender	Refinancing Term Commitment
GOLDMAN SACHS BANK USA	$1,130,433,450.69

28